EXHIBIT 10.17








                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                  ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.,

                     COMMUNICATION COMPONENTS COMPANY, INC.

                                       AND

                              DONALD Y. DAILY, JR.

                           DATED AS OF MARCH 5, 1999

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

TABLE OF CONTENTS............................................................i

RECITALS.....................................................................1

TERMS OF AGREEMENT...........................................................1

ARTICLE I

      PURCHASE AND SALE OF SHARES............................................1
      1.1   Purchase and Sale................................................1
      1.2   The Closing......................................................1
      1.3   Purchase Price...................................................2
      1.4   Wholly-Owned Subsidiary..........................................3

ARTICLE II

      REPRESENTATIONS AND WARRANTIES OF AESP.................................3
      2.1   Corporate Status.................................................3
      2.2   Corporate Power and Authority....................................3
      2.3   Enforceability...................................................3
      2.4   Capitalization...................................................3
      2.5   No Violation; Consents and Approval..............................4
      2.6   Litigation.......................................................4
      2.7   Financial Statements.............................................4
      2.8   Changes Since the Current Balance Sheet Date.....................4
      2.9   No Commissions...................................................5

ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
      THE SHAREHOLDER........................................................5
      3.1   Corporate Status.................................................5
      3.2   Power and Authority..............................................5
      3.3   Enforceability...................................................5
      3.4   Capitalization...................................................5
      3.5   Shareholders of the Company......................................6
      3.6   No Violation; Consents and Approval..............................6
      3.7   Records of the Company...........................................6
      3.8   Subsidiaries.....................................................7
      3.9   Financial Statements.............................................7
      3.10  Changes Since the Current Balance Sheet Date.....................7
      3.11  Liabilities of the Company.......................................8
      3.12  Litigation.......................................................8

      3.13  Environmental Matters............................................8
      3.14  Real Estate......................................................8
      3.15  Good Title to and Condition of Assets............................9
      3.16  Compliance with Laws.............................................9
      3.17  Labor and Employment Matters....................................10
      3.18  Employee Benefit Plans..........................................11
                  (a)   Employee Benefit Plans..............................11
                  (b)   Compliance with Law.................................11
      3.19  Tax Matters.....................................................11
      3.20  Insurance.......................................................12
      3.21  Receivables.....................................................12
      3.22  Licenses and Permits............................................12
      3.23  Adequacy of the Assets; Relationships with Customers and Suppliers; Affiliated Transactions..........................12
      3.24  Intellectual Property...........................................13
      3.25  Contracts.......................................................13
      3.26  Customer Lists and Recurring Revenue............................14
      3.27  Accuracy of Information Furnished by the Shareholder............14
      3.28  Investment Intent; Accredited Investor Status; Securities
            Documents.......................................................14
      3.29  Bank Accounts; Business Locations...............................15
      3.30  Names; Prior Acquisitions.......................................15
      3.31  No Other Management.............................................15
      3.32  No Commissions..................................................15
      3.33  No Reliance on Forecasts........................................15

ARTICLE IV

      ADDITIONAL AGREEMENTS.................................................15
      4.1   Further Assurances; Compliance with Covenants...................15
      4.2   Employment Agreement............................................16
      4.3   Company Employees...............................................16
      4.4   Cooperation.....................................................16
      4.5   Other Actions...................................................16
      4.6   Confidentiality; Publicity......................................16
      4.7   Restrictive Covenants...........................................17
      4.8   Certain Tax Matters.............................................17
      4.9   Shareholder Vote................................................17
      4.10  Payoff and Estoppel Letters.....................................17
      4.11  Company Common Stock; Releases..................................17

ARTICLE V

      CONDITIONS TO THE OBLIGATIONS OF AESP.................................17
      5.1   Accuracy of Representations and Warranties and Compliance
            with Obligations................................................17
      5.2   Corporate Certificate...........................................18
      5.3   Opinion of Counsel..............................................18

      5.4   Consents........................................................18
      5.5   Company Common Stock............................................18
      5.6   Employment Agreement............................................18
      5.7   No Adverse Litigation...........................................19
      5.8   Board Approval..................................................19
      5.9   Bank Approval...................................................19
      5.10  Due Diligence Review............................................19
      5.11  Releases........................................................19

ARTICLE VI

      CONDITIONS TO THE OBLIGATIONS OF
      THE COMPANY AND THE SHAREHOLDER.......................................19
      6.1   Accuracy of Representations and Warranties and Compliance
            with Obligations................................................19
      6.2   Corporate Certificate...........................................19
      6.3   Opinion of Counsel..............................................20
      6.4   Consents........................................................20
      6.5   Employment Agreement............................................20
      6.6   No Adverse Litigation...........................................20
      6.7   Board Approval..................................................20
      6.8   Purchase Price..................................................20
      6.9   No Order or Injunction..........................................20

REGISTRATION RIGHTS.........................................................21
      7.1   Piggy-Back Registration Rights..................................21
      7.2   Demand Registration Rights for AESP Shares; Filing of
            Registration Statement..........................................22
      7.3   Amendments and Supplements......................................22
      7.4   Duration........................................................22
      7.5   Further Information.............................................22
      7.6   Sales Under Rule 144............................................23
      7.7   Blue Sky........................................................23
      7.8   Expenses........................................................23

ARTICLE VIII

      INDEMNIFICATION.......................................................23
      8.1   Agreement by the Shareholder to Indemnify.......................23
      8.2   Agreement by AESP to Indemnify..................................23
      8.3   Survival of Representations and Warranties......................24
      8.4   Threshold and Maximum Indemnification Amount....................24
      8.5   No Bar; Waiver..................................................24
      8.6   Sole Remedy.....................................................25

ARTICLE IX

      DEFINITIONS...........................................................25
      9.1   Defined Terms...................................................25
      9.2   Other Definitional Provisions...................................26

ARTICLE X

      GENERAL PROVISIONS....................................................27
      10.1  Notices.........................................................27
      10.2  Entire Agreement................................................27
      10.3  Expenses........................................................27
      10.4  Amendment; Waiver...............................................28
      10.5  Remedies Cumulative.............................................28
      10.6  Binding Effect; Assignment......................................28
      10.7  Counterparts....................................................28
      10.8  Interpretation..................................................28
      10.9  Construction....................................................28
      10.10 Governing Law; Severability.....................................29
      10.11 Attorneys' Fees; Jurisdiction and Venue.........................29
      10.12 Arm's Length Negotiations.......................................29

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and effective as of March 5, 1999 by and among ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC., a Florida corporation ("AESP"); COMMUNICATION COMPONENTS COMPANY, INC., a Pennsylvania corporation (the "Company"); and DONALD Y. DAILY, JR., a resident of the Commonwealth of Pennsylvania, who is the sole shareholder of the Company (the "Shareholder"). Certain other capitalized terms used herein are defined in
ARTICLE IX and throughout this Agreement.

                                    RECITALS

      A. The Shareholder is the record and beneficial owner of 9,500 shares (the "Shares") of common stock, no par value per share, of the Company (the "Common Stock") constituting all of the issued and outstanding capital stock of the Company.

      B. The Shareholder desires to sell, and AESP desires to acquire, all of the Shares, upon the terms and subject to the conditions set forth in this Agreement (the "Stock Purchase").

      C. The Boards of Directors of the Company and AESP, and the Shareholder, have determined that it is in their respective best interests, for AESP to acquire the Company upon the terms and subject to the conditions set forth in this Agreement.

                               TERMS OF AGREEMENT

      In consideration of the foregoing Recitals and the respective representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

      1.1 PURCHASE AND SALE. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Shareholder will sell, assign, transfer, convey and deliver to AESP, and AESP shall purchase, acquire and accept from the Shareholder, the Shares, free and clear of any Liens (as defined herein).

      1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Stock Purchase (the "Closing") shall take place as promptly as practicable (and in any event within five (5) business days) after satisfaction or waiver of the conditions set forth in

ARTICLES V AND VI, at the offices of AESP's counsel, Akerman, Senterfitt & Eidson, P.A., One S.E. Third Avenue, Miami, Florida 33131, unless another date, time or place is agreed to in writing by the parties hereto. The date and time at which the Closing occurs is referred to herein as the "Closing Date".

      1.3 PURCHASE PRICE. The purchase price (the "Purchase Price") to be paid by AESP to the Shareholder for the Shares shall be equal to $800,000.00. Unless otherwise indicated, at the Closing and subject to performance of certain agreements and covenants by Shareholder as set forth in SECTION 5 and the delivery by the Shareholder of certificates representing the Shares to AESP, AESP shall pay the Purchase Price to the Shareholder as follows:

            (a) AESP shall (1) deliver a check from the Company to the Shareholder in the amount of $233,450.57 to be drawn upon the Company's funds and (2) deliver to the Shareholder $16,549.43 by wire transfer to an account of the Shareholder pursuant to written wire instruction;

            (b) AESP shall deliver an instruction letter to its transfer agent (Continental Stock Transfer and Trust Co.) instructing the issuance of certificates evidencing $150,000.00 in AESP Common Stock (as defined below) in the name of the Shareholder (the "AESP Shares"). The $150,000.00 shall be payable in an aggregate number of shares of common stock, $.001 par value per share, of AESP ("AESP Common Stock") determined by dividing: (i) $150,000.00; by
(ii) the average closing price of a share of AESP Common Stock on the NASDAQ SmallCap Market ("NASDAQ") for the twenty (20) consecutive trading days which precede the Closing Date, as reported (absent manifest error in the printing thereof) by the Wall Street Journal (Eastern Edition);

            (c) AESP shall deliver into escrow, as provided below, a Non-Negotiable Promissory Note in the form of EXHIBIT 1.3(C) (the "$125,000 Installment Note") in the principal amount of $125,000.00 which note shall be payable commencing 60 days from the date thereof in thirty (36) equal monthly installments subject to any claims for indemnification under this Agreement pursuant to the Escrow Agreement referenced below in Section 1.3(f). The $125,000 Installment Note shall be held in escrow pursuant to SECTION 1.3(F) below; and

            (d) AESP shall deliver to the Shareholder a Non-Negotiable Promissory Note in the form of EXHIBIT 1.3(D) (the "$175,000 Installment Note") in the principal amount of $175,000.00 which note shall be payable commencing 60 days from the date thereof in thirty (36) equal monthly installments; and

            (e) AESP shall deliver $100,000 to the Shareholder as follows: Based upon representations by the Shareholder that the Company has received at least $225,000 from Assessment Systems Co. ("ASC") during February 1999, AESP shall deliver to the Shareholder $50,000 at Closing by wire transfer to an account of the Shareholder pursuant to written wire instruction. Upon receipt by the Company of an additional $225,000 from ASC on or before the Payment Date (as defined below), AESP shall deliver to the Shareholder a check in the amount of $50,000. AESP shall use commercially reasonable efforts to collect all outstanding receivables from ASC. To the extent the full $225,000 payment are not received from ASC on or before the Payment Date, then AESP shall deliver the $50,000 to the Shareholder in the form of a Non-Negotiable Term Note in substantially similar form of Exhibit 1.3(d), payable in full 36 months from the date of this Agreement, which note shall bear interest at the rate of 8% per annum. For purposes of this
Section 1.3(e), the "Payment Date" shall mean the date that is six (6) months after the Closing Date.

            (f) AESP shall deliver the $125,000 Installment Note to be held in escrow pursuant to the terms of that certain Escrow Agreement dated as of the date hereof between AESP, the Company, the Shareholder and Akerman, Senterfitt & Eidson, P.A., as Escrow Agent, substantially in the form of EXHIBIT 1.3(F).

      1.4 WHOLLY-OWNED SUBSIDIARY. Immediately following the Closing, the parties understand and agree that the Company shall become a wholly-owned subsidiary of AESP. Subject to the Company's Board of Directors' control, the Company will maintain a separate identity from AESP in the marketplace and will use, among other intellectual property, the trade names and trademarks of the Company. The Company will maintain its headquarters in the Philadelphia, Pennsylvania region and initially operate in the geographic area in which the Company operates as of the date hereof.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF AESP

      As a material inducement to the Shareholder to enter into this Agreement and to consummate the transactions contemplated hereby, AESP makes the following representations and warranties to the Shareholder:

      2.1 CORPORATE STATUS. AESP is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of AESP.

      2.2 CORPORATE POWER AND AUTHORITY. AESP has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. AESP has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

      2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by AESP and constitutes a legal, valid and binding obligation of AESP, enforceable against AESP in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

      2.4 CAPITALIZATION. As of the date hereof, the authorized capital stock of AESP consists of: 20,000,000 shares of Common Stock, $.001 par value per share, of which 2,282,201 shares are issued and outstanding and (as of June 30, 1998) 265,800 shares are reserved for issuance upon exercise of outstanding options and warrants exclusive of certain public warrants granted but not exercised in connection with AESP's initial public offering; and 1,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares are issued and outstanding. As of the date hereof, all of the outstanding shares of Purchaser's Common Stock are validly issued, fully paid and non-assessable.

      2.5 NO VIOLATION; CONSENTS AND APPROVAL. The execution and delivery of this Agreement by AESP, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement will not (i) contravene any provision of the Articles of Incorporation or Bylaws of AESP, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against AESP, (iii) conflict with, result in any material breach of, or constitute a material default (or an event which would, with the passage of time or the giving of notice or both, constitute a material default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against AESP, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of AESP, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by AESP.

      2.6 LITIGATION. To AESP's knowledge, there is no material action, suit, or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated against, by or affecting AESP, or any of its properties or assets, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which AESP is or was a party which have not been complied with in full or which continue to impose any material obligations on AESP.

      2.7 FINANCIAL STATEMENTS. AESP has delivered or made available to the Shareholder the financial statements of AESP, which for the purposes hereof shall be comprised of AESP's (i) Annual Report on Form 10-KSB for the year ended December 31, 1997, and (ii) Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 ("AESP Financial Statements"). Copies of such financial statements have been filed with the SEC. The balance sheet dated as of June 30, 1998 from AESP's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998 shall be referred to herein as the "Current Balance Sheet". AESP's Financial Statements fairly present the financial position of AESP at the Current Balance Sheet date and for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. AESP's Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

      2.8 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Since the date of AESP's Current Balance Sheet, there have been no material events effecting AESP which would have been required to be reported in a Current Report on Form 8-K other than as AESP reported on such form subsequent to September 30, 1998. AESP has no current obligation to file a Current Report on Form 8-K.

      2.9 NO COMMISSIONS. AESP has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                                 THE SHAREHOLDER

      As a material inducement to AESP to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Shareholder, jointly and severally, make the following representations and warranties to AESP:

      3.1 CORPORATE STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The Company is legally qualified to transact business as a foreign corporation in each foreign jurisdiction where failure to do so would have a Material Adverse Affect on the Company. Any jurisdictions where the Company is so qualified are set forth in SCHEDULE 3.1. The Company has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company.

      3.2 POWER AND AUTHORITY. The Company has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. The Shareholder is an individual residing in the Commonwealth of Pennsylvania, and has the requisite competence and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.

      3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company and the Shareholder, and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

      3.4 CAPITALIZATION. SCHEDULE 3.4 sets forth the number of shares of each class of the Company's capital stock, the number of shares of the Company's capital stock issued and outstanding, and the number of such shares of the Company's capital stock held in treasury. All of the issued and outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of the Company and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company. The Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

      3.5 SHAREHOLDERS OF THE COMPANY. SCHEDULE 3.5 sets forth, with respect to the Company, the name, address and the number of outstanding shares of each class of its capital stock owned of record and/or beneficially by, each shareholder of the Company as of the close of business on the date of this Agreement. As of the date hereof, the Shareholder constitutes the sole holder of all issued and outstanding shares of capital stock of the Company, and the Shareholder owns such shares free and clear of all Liens, restrictions and claims of any kind, and AESP shall receive good and marketable title to such shares at the Closing.

      3.6 NO VIOLATION; CONSENTS AND APPROVAL. Except as set forth in SCHEDULE 3.6, the execution and delivery of this Agreement by the Company and the Shareholder, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) contravene any provision of the Articles of Incorporation or Bylaws of the Company, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company or the Shareholder, (iii) conflict with, result in any material breach of, or constitute a material default (or an event which would, with the passage of time or the giving of notice or both, constitute a material default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Designated Contract which is applicable to, binding upon or enforceable against the Company or the Shareholder, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Company, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by AESP.

      3.7 RECORDS OF THE COMPANY. The copies of the Articles of Incorporation and Bylaws which have been provided to AESP as of the date hereof are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for the Company made available to AESP for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all material corporate actions of the shareholders and directors (and any committees thereof) of the Company taken by written consent or at a meeting since incorporation. All material corporate actions taken by the Company have been duly authorized or ratified. All accounts, books and ledgers of the Company have been accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledgers of the Company, attached hereto as SCHEDULE 3.7, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Company.

      3.8 SUBSIDIARIES. The Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or control, any other corporation, partnership, joint venture or other business entity, except as set forth in SCHEDULE 3.8.

      3.9 FINANCIAL STATEMENTS. The Shareholder has delivered to AESP the financial statements of the Company, including the notes thereto, for the twelve
(12) month period ended December 31, 1998 compiled by the Company, copies of which are attached to SCHEDULE 3.9 hereto (collectively, the "Financial Statements"). The balance sheet of the Company, dated as of January 31, 1999, included in the Financial Statements is referred to herein as the "Current Balance Sheet." The Financial Statements fairly present the financial position of the Company at the balance sheet date and the results of operations for the period covered thereby, and have been prepared in accordance with the Company's past accounting practices, consistently applied throughout the periods indicated. There are no extraordinary or material non-recurring items of income or expense during the periods covered by the Financial Statements which are not reflected therein and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

      3.10 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Except as set forth in
SCHEDULE 3.10, since the date of the Current Balance Sheet, the Company has not
(i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures greater than $10,000 in the aggregate; (vi) made any payment greater than $10,000 in the aggregate in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $10,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $10,000 in the aggregate; (ix) suffered any losses in excess of $10,000 in the aggregate (whether or not covered by insurance); (x) waived, canceled, compromised or released any rights having a value in excess of $10,000 in the aggregate; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice; (xiv) entered into any employment agreement; (xv) terminated, amended or modified any agreement involving an amount in excess of $10,000 in the aggregate; (xvi) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contributions in excess of $5,000 in the aggregate; (xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on the Company; or (xx) agreed to do or authorized any of the foregoing.

      3.11 LIABILITIES OF THE COMPANY. The Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (c) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate,
(d) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with the Company's past accounting practices, consistently applied, were not recorded thereon.

      3.12 LITIGATION. Except as set forth in SCHEDULE 3.12, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending or threatened, or, to the best of the Company's or Shareholder's knowledge, anticipated or contemplated against, by or affecting the Company, or any of its properties or assets, or the Shareholder, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Company is or was a party which have not been complied with in full or which continue to impose any material obligations on the Company.

      3.13 ENVIRONMENTAL MATTERS. The Company has complied with all environmental laws, rules and regulations applicable to its operations, properties and assets which, if not complied with, would have a Material Adverse Effect on the Company.

      3.14  REAL ESTATE.

            (a) The Company does not own any real property or any interest therein; and

            (b) SCHEDULE 3.14(B) sets forth a list of all leases, licenses or similar agreements ("Leases") to which the Company is a party (copies of which have previously been furnished to AESP), in each case setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, (B) the legal description, including street address, of each property covered thereby, and (C) a brief description (including size and function) of the principal improvements and buildings thereon (the "Leased Premises"). To the best of the Company's or Shareholder's knowledge, the Leases are in full force and effect and have not been amended, and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. There is no breach or, to the best of the Company's or Shareholder's knowledge, no anticipated breach by any other party to such Leases. With respect to each such Leased Premises:

                  (i) The Company is the owner of all leasehold interests purported to be granted by such leases.

                 (ii) The portions of the buildings located on the Leased Premises that are used in the business of the Company are each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the Company's current and reasonably anticipated normal business activities as conducted thereat;

                (iii) Each of the Leased Premises (a) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the Company's business as presently conducted at such parcel; and (b) is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted at such parcel; and

                 (iv) The Company has not received notice of: (a) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto, and to the best of the Company's or Shareholder's knowledge, no such proceeding is contemplated by any Governmental Authority; or (b) any special assessment which may affect any of the Leased Premises, and to the best of the Company's or Shareholder's knowledge, no such special assessment is contemplated by any Governmental Authority.

      3.15  GOOD TITLE TO AND CONDITION OF ASSETS.

            (a) Except as set forth on SCHEDULE 3.15(A), the Company has good and marketable title to all of its Assets (as hereinafter defined), free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets of the Company, other than the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

            (b) The Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of the Company are in good operating condition, normal wear and tear excepted. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of the Company or set forth on the Current Balance Sheet or acquired by the Company since the date of the Current Balance Sheet. SCHEDULE 3.15(B) lists the vehicles owned, leased or used by the Company, setting forth the make, model, description of body and chassis, vehicle identification number, and year of manufacture, and for each vehicle, whether it is owned or leased, and if owned, the name of any lienholder and the amount of the lien, and if leased, the name of the lessor.

      3.16  COMPLIANCE WITH LAWS.

            (a) Except as set forth in SCHEDULE 3.16(A), the Company is and has been in compliance with, in all material respects, all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Assets and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past). The Company has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened.

            (b) Neither the Company, nor any of its employees or agents, has made any payment of funds in connection with the business of the Company which is prohibited by law, and no funds have been set aside to be used in connection with the business of the Company for any payment prohibited by law.

            (c) Except as set forth in SCHEDULE 3.16(C), the Company is and at all times has been in full compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended (the "Immigration Act"). With respect to each Employee (as defined in 8 C.F.R. 274a.1(f)) of the Company for whom compliance with the Immigration Act is required, the Company has on file a true, accurate and complete copy of (i) each Employee's Form I-9 (Employment Eligibility Verification Form) and (ii) all other records, documents or other papers prepared, procured and/or retained by the Company pursuant to the Immigration Act. The Company has not been cited, fined, served with a Notice of Intent to Fine or with a Cease and Desist Order, nor has any action or administrative proceeding been initiated or threatened against the Company, by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

            (d) The Company is not subject to any Contract, decree or injunction to which the Company is a party which restricts the continued operation of any business of the Company or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

      3.17 LABOR AND EMPLOYMENT MATTERS. SCHEDULE 3.17 sets forth the name, address, social security number and current rate of compensation of the employees of the Company. The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and, to the best of the Company's or Shareholder's knowledge, there has been no effort by any labor union during the twenty-four (24) months prior to the date hereof to organize any employees of the Company into one or more collective bargaining units. There is no pending or, to the best of the Company's or Shareholder's knowledge, threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Company or which may interfere with its continued operations. Neither the Company nor any agent, representative or employee thereof has within the last twenty-four (24) months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against the Company by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of the Company during the twenty-four (24) months prior to the date hereof. The Shareholder is not aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with the Company as a result of the Stock Purchase or otherwise. The Company has complied, in all material respects, with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

      3.18  EMPLOYEE BENEFIT PLANS.

            (a) EMPLOYEE BENEFIT PLANS. SCHEDULE 3.18(A) contains a list setting forth each employee benefit plan or arrangement of the Company, including but not limited to any pension, medical, health or other insurance, share incentive, share option, deferred compensation or employee profit sharing or bonus plans, in which employees, their spouses or dependents, of the Company participate ("Employee Benefit Plans"), copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to AESP. To the best of the Company's or Shareholder's knowledge, there are no qualified Employee Benefit Plans or employee welfare benefit plans as described under Section 3(1) of ERISA.

            (b) COMPLIANCE WITH LAW. With respect to each Employee Benefit Plan
(i) each has been administered in all material respects in compliance with its terms and with all applicable laws, (ii) no actions, suits, claims or disputes are pending, or, to the best of the Company's or Shareholder's knowledge, threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) to the knowledge of the Company, there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; and (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed.

      3.19 TAX MATTERS. All Tax Returns required to be filed prior to the date hereof with respect to the Company or any of its income, properties, franchises or operations have been timely filed (including, without limitation, Tax Returns for the year ended 1998), each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all material respects. All Taxes due and payable by or with respect to the Company have been paid, are accrued on the Current Balance Sheet or will be accrued on its books and records as of the Closing. Except as set forth in
SCHEDULE 3.19 hereto: (i) with respect to each taxable period of the Company, the Company has not has been audited by the relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company; (iii) the Company has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority;
(iv) the Company has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing Date; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to the Company regarding Taxes; (vi) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company; (vii) the Company will not be required (a) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment under any provision of law in taxable income for any taxable period (or portion thereof) beginning after the Closing or (b) as a result of any provision of law existing as of the date hereof, to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing; (viii) the Company has not been a member of an affiliated group or filed or been included in a combined, consolidated or unitary income Tax Return;
(ix) the Company is not a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (x) no claim has ever been asserted against the Company in writing by a taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction; and (xi) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to the Company for the years ending December 31, 1995, 1996 and 1997 have been furnished or made available to AESP.

      3.20 INSURANCE. The Company is covered by the valid and enforceable policies of insurance covering its respective properties, assets and businesses set forth on SCHEDULE 3.20 hereto (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Closing Date, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied in all material respects with the provisions of such Insurance Policies. SCHEDULE 3.20 contains a brief description of each pending claim under any of the Insurance Policies that relates to loss or damage to the properties, assets or businesses of the Company. To the best of the Company's or Shareholder's knowledge, the Company has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

      3.21 RECEIVABLES. All of the Receivables (as hereinafter defined) are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Company. All of the Receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables (and in any event within six (6) months following the Closing), without setoff or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet as reasonably adjusted since the date of the Current Balance Sheet in the ordinary course of business consistent with past practice. For purposes of this Agreement, the term "Receivables" means all receivables of the Company as of Closing Date, including all trade account receivables (including, without limitation, receivables from ASC) arising from the provision of services, sale of inventory and notes receivable.

      3.22 LICENSES AND PERMITS. To the best of the Company's or Shareholder's knowledge, the Company possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") which are material for its businesses and operations, and SCHEDULE 3.22 contains a true and complete list of all such Permits. All such Permits are valid and in full force and effect, the Company is in full compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      3.23 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Assets and Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Company in the manner in which and to the extent to which such business is currently being conducted. To the best of the Company's or Shareholder's knowledge, no current supplier to the Company of items essential to the conduct of its business has threatened to terminate its business relationship with it for any reason. The Company does not have any direct or indirect interest in any customer, supplier or competitor of the Company, or in any person from whom or to whom the Company leases real or personal property. Except as set forth on SCHEDULE 3.23, no officer, director or shareholder of the Company, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Designated Contract or transaction with the Company or has any interest in any property used by the Company.

      3.24 INTELLECTUAL PROPERTY. Except as set forth on SCHEDULE 3.24(B), the Company has full legal right, title and interest in and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, proprietary computer software, data bases and compilations, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business (the "Intellectual Property").
SCHEDULE 3.24(A) sets forth all of the Company's trademarks, service marks, trade names, patents and licenses. Except as set forth in SCHEDULE 3.24(B), to the best of the Company's or Shareholder's knowledge, the business of the Company as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. Attachment 1 to SCHEDULE 3.24(B) is the Settlement, Release and License Agreement between the Company and Superior Modular Products, Inc. (the "SMP License Agreement") which agreement provides the Company with a full and final settlement and release for all claims and damages relating to the Company's use of its Category 5 connector product line and its alleged violation of U.S. Patent No. 5,299,956 and providing for a license of the patented technology at a royalty not to exceed 15(cents) per port. Except as set forth on SCHEDULE 3.24(B), no payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the best of the Company's or Shareholder's knowledge, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

      3.25 CONTRACTS. SCHEDULE 3.25 sets forth a list of each Contract to which the Company is a party or by which it or its properties and assets are bound and which is material to its business, assets or properties (the "Designated Contracts"), true and correct copies of which have been provided to AESP. The copy of each Designated Contract furnished to AESP is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. The Company has not violated any of the material terms or conditions of any Designated Contract or any term or condition which would permit termination or material modification of any Designated Contract, and all of the covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or indemnification or notice of default or termination under any Designated Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by the Company under any Designated Contract, and no such event has occurred which constitutes or would constitute a default by any other party. The Company is not subject to any liability or payment resulting from renegotiation of amounts paid it under any Designated Contract. As used in this Section, Designated Contracts shall include, without limitation, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating the Company to provide products or services for a period of one year or more; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of sixty (60) days or less; (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, any other agreements relating to any employee, officer or director of the Company, and all employee handbooks, policy statements and similar plans; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by the Company; and (h) other material Contracts or understandings (which for the purposes of this section only shall mean Contracts or understandings related to obligations of $5,000.00 or more), irrespective of subject matter and whether or not in writing not entered into in the ordinary course of business by the Company and not otherwise disclosed on the Schedules.

      3.26 CUSTOMER LISTS AND RECURRING REVENUE. SCHEDULE 3.26 is a true, correct and complete list of all existing customers (collectively, the "Customers") of the Company. Other than the Customers identified as such on
SCHEDULE 3.26, no customer of the Company as of the date of this Agreement accounts for more than 1% of the Company's annual revenue. SCHEDULE 3.26 sets forth each Customer's name, address and account number.

      3.27 ACCURACY OF INFORMATION FURNISHED BY THE SHAREHOLDER. No representation or warranties furnished by the Shareholder pursuant to this Agreement, and no document, certificate, schedule or exhibit furnished to AESP pursuant to this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Shareholder has provided AESP with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

      3.28 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS; SECURITIES DOCUMENTS. The Shareholder is acquiring the AESP Shares and Notes hereunder for his own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the Notes except in compliance with applicable state and federal securities laws. The Shareholder has had the opportunity to discuss the transactions contemplated hereby with AESP and has had the opportunity to obtain such information pertaining to AESP as has been requested, including but not limited to filings made by AESP with the SEC under the Exchange Act, including the most recent filing by AESP on Form 10-K, and any filings on Forms 10-Q or 8-K since the end of AESP's last fiscal year end. The Shareholder has such knowledge and experience in business or financial matters he is capable of evaluating the merits and risks of an investment in the AESP Shares. The certificates representing the AESP Shares shall bear the following legend:

            THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND

            SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN
            EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

AESP may, unless a Registration Statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

      3.29 BANK ACCOUNTS; BUSINESS LOCATIONS. SCHEDULE 3.29 sets forth all accounts of the Company with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account. As of the date hereof, the Company has no office or place of business other than as identified on SCHEDULES 3.29 and, except for equipment leased to customers in the ordinary course of business, all locations where the equipment, inventory, chattel paper and books and records of the Company is located as of the date hereof are identified on SCHEDULE 3.29.

      3.30 NAMES; PRIOR ACQUISITIONS. All names under which the Company does business as of the date hereof are specified on SCHEDULE 3.30. Except as set forth on SCHEDULE 3.30, the Company has not changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

      3.31 NO OTHER MANAGEMENT. The Shareholder has been the primary person who has operated the Company during the last five (5) years and has exercised final executive decision making authority for the Company during the last five (5) years. Subject to AESP's Board of Directors control (which shall be the Board of the Company after the Closing Date), on an on-going basis, AESP shall not require any other person beyond the Shareholder to operate the Company and achieve the results which have been communicated to AESP.

      3.32 NO COMMISSIONS. Neither the Company nor the Shareholder has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

      3.33 NO RELIANCE ON FORECASTS. The Company makes no representation or warranty regarding any projections provided by it to AESP, including those that may contain forecasts or projections of its future operating results.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

      4.1 FURTHER ASSURANCES; COMPLIANCE WITH COVENANTS. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. The Shareholder shall cause the Company to comply with all of the respective covenants of the Company under this Agreement. At the Closing, the Company and the Shareholder covenant and agree to deliver to AESP the certificates, opinions and other documents required to be delivered to AESP pursuant to ARTICLE V, and AESP covenants and agrees to deliver to the Company and the Shareholder the certificates and other documents required to be delivered to the Company and the Shareholder pursuant to ARTICLE VI.

      4.2 EMPLOYMENT AGREEMENT. The Shareholder shall enter into an Employment Agreement, in the form of EXHIBIT 4.2 attached hereto with AESP as of, and as a condition to, Closing.

      4.3 COMPANY EMPLOYEES. SCHEDULE 4.3 attached hereto sets forth the annual salaries of certain employees of the Company which AESP (through the Company) agrees to pay to such employees while employed by the Company following the Closing.

      4.4 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of NASDAQ (or any exchange on which the AESP Common Stock may be listed) in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

      4.5 OTHER ACTIONS. Each of the parties hereto shall take all appropriate actions, and do, or cause to be done, all things necessary, proper or advisable under any applicable laws, regulations and Contracts to consummate and make effective the transactions contemplated herein, including, without limitation, obtaining all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the Company as are necessary for the consummation of the transactions contemplated hereby. Each of parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

      4.6 CONFIDENTIALITY; PUBLICITY. Except as may be required by law (including, without limitation, rules for NASDAQ) or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives (including attorneys and accountants engaged by the parties in connection with the Stock Purchase), shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that AESP may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange (in which case AESP will inform an officer of the Company prior to making such disclosure).

      4.7 RESTRICTIVE COVENANTS. The Shareholder agrees to those covenants set forth in the Employment Agreement which is incorporated herein by reference to
EXHIBIT 4.2.

      4.8 CERTAIN TAX MATTERS. The parties agree that after the Closing, AESP shall prepare, or cause to be prepared, and file, or cause to be filed, all Tax Returns (including any amendments to previously filed Tax Returns) for the Company for any period ending on or before the Closing. AESP shall provide such Tax Returns to the Shareholder for review at least thirty (30) days prior to their due date (including extensions where applicable). After the Closing, the Shareholder shall provide AESP with such information and records and access to such of its officers, directors, employees and agents as may be reasonably requested by AESP in connection with the preparation of any tax return or any audit or other proceeding relating to the Company.

      4.9 SHAREHOLDER VOTE. The Shareholder, in executing this Agreement, consents as a shareholder of the Company to the Stock Purchase and the transactions contemplated hereby, and waives notice of any meeting in connection therewith and hereby releases and waives all rights with respect to the transactions contemplated hereby under any agreements relating to the sale, purchase or voting of any capital stock of the Company.

      4.10 PAYOFF AND ESTOPPEL LETTERS. Prior to the Closing, the Company shall request and deliver to AESP payoff and estoppel letters from such holders of any Indebtedness of the Company, which letters shall contain payoff amounts, per diem interest, wire transfer instructions and an agreement to deliver to AESP, upon full payment of any such Indebtedness, UCC-3 termination statements, satisfactions of mortgage or other appropriate releases and any original promissory notes or other evidences of indebtedness marked canceled.

      4.11 COMPANY COMMON STOCK; RELEASES. At the Closing, the Shareholder covenants and agrees to deliver to AESP: (i) all certificates evidencing shares of capital stock of the Company held by him along with stock powers executed in blank; and (ii) a release in such form as is reasonably satisfactory to AESP releasing all claims of any nature against the Company, if any.

                                    ARTICLE V

                      CONDITIONS TO THE OBLIGATIONS OF AESP

      The obligations of AESP to effect the Stock Purchase shall be subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in whole or in part in writing by AESP:

      5.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Shareholder contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed on any schedule to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Company and the Shareholder shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Closing. The Company and the Shareholder shall have delivered to AESP a certificate, dated as of the Closing, duly signed (in the case of the Company, by its President), certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

      5.2 CORPORATE CERTIFICATE. The Shareholder shall have delivered to AESP
(i) copies of the articles of incorporation and bylaws of the Company as in effect immediately prior to the Closing, (ii) copies of resolutions adopted by the Board of Directors and Shareholder of the Company authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of the Company issued by the Secretary of State of the Commonwealth of Pennsylvania as of a date not more than ten (10) days prior to the Closing Date, certified in the case of subsections (i) and (ii) of this Section as of the Closing Date by the Secretary of the Company as being true, correct and complete.

      5.3 OPINION OF COUNSEL. AESP shall have received an opinion dated as of the Closing Date from counsel for the Company and the Shareholder, in form and substance acceptable to AESP, to the effect that:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

            (b) The Company has obtained all necessary authorizations and consents of its Board of Directors and the Shareholder to effect the Stock Purchase;

            (c) All issued and outstanding shares of capital stock of the Company are owned as set forth on SCHEDULE 3.5 hereto; and

            (d) This Agreement is a valid and binding obligation of the Company and the Shareholder, and enforceable against the Company and the Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles.

      5.4 CONSENTS. The Company shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Company from any Person from whom such consent or waiver is required under any Contract or instrument as of a date not more than ten (10) days prior to the Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

      5.5 COMPANY COMMON STOCK. At the Closing, the Shareholder shall have delivered to AESP all certificates evidencing the shares of capital stock of the Company held by him, and duly executed stock powers with or other appropriate transfer documents.

      5.6 EMPLOYMENT AGREEMENT. The Shareholder shall have entered into an employment agreement in the form of EXHIBIT 4.2 with AESP.

      5.7 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate the Stock Purchase or collect damages arising out of the Stock Purchase or any other transaction contemplated hereby, and which, in the judgment of AESP, makes it inadvisable to proceed with the Stock Purchase and other transactions contemplated hereby.

      5.8 BOARD APPROVAL. The Boards of Directors of AESP and the Company and the Shareholder shall have authorized and approved this Agreement, the Stock Purchase and transactions contemplated hereby.

      5.9 BANK APPROVAL. The institutional lenders of AESP's credit facility shall have authorized and approved this Agreement, the Stock Purchase and transactions contemplated hereby.

      5.10 DUE DILIGENCE REVIEW. AESP shall be satisfied with the results of its due diligence review.

      5.11 RELEASES. The Shareholder shall deliver to AESP a release (the "Release") in such form as is reasonably satisfactory to AESP releasing all claims of any nature against the Company, if any.

                                   ARTICLE VI

                        CONDITIONS TO THE OBLIGATIONS OF
                         THE COMPANY AND THE SHAREHOLDER

      The obligations of the Company and the Shareholder to effect the Stock Purchase shall be subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in whole or in part in writing by the Company and the Shareholder:

      6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of AESP contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. AESP shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. AESP shall have delivered to the Company and the Shareholder a certificate, dated as of the Closing Date, and signed by an officer, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

      6.2 CORPORATE CERTIFICATE. AESP shall have delivered to the Shareholder
(i) copies of the articles of incorporation and bylaws of AESP as in effect immediately prior to the Closing Date, (ii) copies of resolutions adopted by the Board of Directors of AESP authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of the Company issued by the Secretary of State of the State of Florida as of a date not more than ten (10) days prior to the

Closing Date, certified in the case of subsections (i) and (ii) of this Section as of the Closing Date by the Secretary of AESP as being true, correct and complete.

      6.3 OPINION OF COUNSEL. The Shareholder shall have received an opinion dated as of the Closing Date from counsel for AESP, in form and substance acceptable to the Shareholder, to the effect that:

            (a) AESP is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

            (b) This Agreement and the transactions contemplated thereby have been approved by all necessary corporate action; and

            (c) This Agreement is a valid and legally binding instrument of and enforceable against AESP in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' right generally or general equitable principals.

      6.4 CONSENTS. AESP shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of AESP from any Person from whom such consent or waiver is required under any Contract or instrument as of a date not more than ten (10) days prior to the Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

      6.5 EMPLOYMENT AGREEMENT. AESP shall cause the Company to enter into an Employment Agreement with the Shareholder in the form of EXHIBIT 4.2.

      6.6 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate the Stock Purchase or collect damages arising out of the Stock Purchase or any other transaction contemplated hereby, and which, in the judgment of Shareholder, makes it inadvisable to proceed with the Stock Purchase and other transactions contemplated hereby.

      6.7 BOARD APPROVAL. The Board of Directors of the Company and the Shareholder shall have authorized and approved this Agreement, the Stock Purchase and transactions contemplated hereby.

      6.8 PURCHASE PRICE. At the Closing, AESP shall have delivered the Purchase Price to the Shareholder in accordance with SECTION 1.3.

      6.9 NO ORDER OR INJUNCTION. No court of competent jurisdiction or other governmental body shall have issued or entered any order or injunction restraining or prohibiting the transactions contemplated hereby, which remains in effect at the time of the Closing.

                                   ARTICLE VII

                               REGISTRATION RIGHTS

      7.1 PIGGY-BACK REGISTRATION RIGHTS. The Shareholder shall have the following piggyback registration rights with respect to the AESP Shares issued to him hereunder:

            (a) Within twelve (12) months from the Closing Date, whenever AESP proposes to file a Registration Statement (as defined below), it will, prior to such filing, give written notice to the Shareholder of its intention to do so and, upon the written request of the Shareholder given within five (5) business days after AESP provides such notice (which request shall state the intended method of disposition of the Registrable Shares (defined below)), AESP shall use its best efforts to cause all such AESP Shares (the "Registrable Shares"), which AESP has been requested by the Shareholder to register, to be registered under the Securities Act, to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Shareholder; PROVIDED, HOWEVER, that AESP shall have the right to postpone or withdraw any registration effected pursuant to this Section without any obligation to the Shareholder whatsoever, although nothing herein shall alter Shareholder's demand registration rights set forth in SECTION 7.2.

            (b) In connection with any registration under this ARTICLE VII involving an "underwritten offering," (which for the purposes of this Agreement shall mean an offering whereby a third party, individually or as part of a group, purchases AESP's securities in order to effect a public distribution of such securities) AESP shall not be required to include any Registrable Shares in such registration unless the holder thereof accepts the terms of the underwriting as agreed upon between AESP and the underwriters of AESP. If, in the opinion of the managing underwriter, it is appropriate because of marketing factors to limit the number of Registrable Shares to be included in the offering, then AESP shall be required to include in the registration only that number of Registrable Shares, if any, which the managing underwriter believes should be included therein, and shall be entitled to include before such Registrable Shares up to the number of AESP Shares to be issued by AESP in the offering. If the number of Registrable Shares to be included in the offering in accordance with the foregoing is less than the total number of shares which the holder of Registrable Shares has requested to be included, then the holder of Registrable Shares who has requested registration and other holders of securities entitled to be included in such registration shall participate in the registration pro rata based upon their total ownership of shares of common stock of AESP subject to the managing underwriter's discretion.

            (c) For the purposes of this Section the term "Registration Statement" means a registration statement filed by AESP with the SEC for a public offering and sale of Common Stock of AESP (other than a Registration Statement on Form S-4, or its successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation). In no event shall AESP be liable for any sales, broker's or underwriting commissions or other selling expenses incurred upon sale by any holder of any of the AESP Shares.

      7.2 DEMAND REGISTRATION RIGHTS FOR AESP SHARES; FILING OF REGISTRATION STATEMENT. At any time after the twelve (12) month period following the Closing Date and provided AESP has not filed a Registration Statement for the AESP Shares, then the Shareholder shall have the right once to provide written notice to AESP demanding AESP to file with the Securities and Exchange Commission (the "SEC") within sixty (60) days after receipt of such written notice, a registration statement under the Securities Act for an offering to be made on a continuous or delayed basis covering the AESP Shares, subject to the following:

            (a) Upon receipt of the written demand notice from the Shareholder to register the AESP Shares , AESP will file a Registration Statement covering the AESP Shares and will use reasonable efforts to cause the Registration Statement to become effective and cause the AESP Shares to become registered under the Securities Act. Notwithstanding the foregoing, AESP may delay (but in no event in excess of 60 days) the filing of the Registration Statement, and may withhold efforts to cause the Registration Statement to become effective, if AESP's Board of Directors determines in good faith that such registration might interfere with or affect the negotiation or completion of any transaction that is being contemplated by AESP (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised. Notwithstanding the foregoing to the contrary, in no event may AESP delay the filing of the Registration Statement with the SEC for more than 120 days from the date of Shareholder's written demand notice as set forth above in this
Section 7.2.

            (b) In no event shall AESP be liable for any sales, broker's or underwriting commissions or other selling expenses incurred upon sale by any holder of any of the AESP Shares."

      7.3 AMENDMENTS AND SUPPLEMENTS. AESP shall prepare and promptly file with the SEC, and promptly notify the Shareholder of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the AESP Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. AESP shall also advise the Shareholder promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. If, after a Registration Statement becomes effective, AESP advises the Shareholder that AESP considers it appropriate that the Registration Statement be amended, the Shareholder shall suspend any further sales of the AESP Shares until AESP advises the Shareholder that the Registration Statement has been amended.

      7.4 DURATION. AESP shall maintain the effectiveness of the Registration Statement until the earlier of: (i) the date when all of the AESP Shares have been sold, or (ii) two (2) years after the Closing Date.

      7.5 FURTHER INFORMATION. If AESP Shares owned by the Shareholder are included in any registration, the Shareholder shall furnish Purchaser such information regarding himself as AESP may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

      7.6 SALES UNDER RULE 144. Following the Closing, and for so long as reasonably necessary in order to permit the Shareholder to sell the AESP Shares pursuant to Rule 144 under the Securities Act, to the extent applicable, AESP will use its best efforts to file on a timely basis all reports require to be filed by it pursuant to Section 13 of the Exchange Act, and take all other action which is reasonable and customary to permit the Shareholder to sell his AESP Shares pursuant to the applicable provisions of Rule 144 to the extent not registered by this ARTICLE VII.

      7.7 BLUE SKY. At such time as AESP shall file a Registration Statement AESP agrees to use reasonable efforts to register or qualify the AESP Shares covered by the Registration Statement under the Blue Sky laws of New York to permit the Shareholder to sell or otherwise dispose of any and all AESP Shares in such state.

      7.8 EXPENSES. AESP shall pay all expenses (except sales, broker's or underwriting commissions or other selling expenses in connection with the sale of the AESP Shares) incurred by AESP in connection with the preparation, filing and execution of the Registration Statement and the New York State Blue Sky filing.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      8.1 AGREEMENT BY THE SHAREHOLDER TO INDEMNIFY. Subject to the limitations set forth in SECTIONS 8.3 AND 8.4, the Shareholder agrees to protect, defend, indemnify and hold AESP, its shareholders, directors, officers, employees, agents, representatives, consultants, attorneys and affiliates (the "AESP Entities") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by any of the AESP Entities arising out of or resulting from (i) any breach of a representation or warranty made by the Company and/or Shareholder in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by the Company and/or Shareholder in or pursuant to this Agreement or (iii) any inaccuracy in any certificate delivered by the Company and/or Shareholder pursuant to this Agreement (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, AESP shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Shareholder hereunder been true and correct and had the covenants and agreements of the Company and the Shareholder hereunder been performed in full.

      8.2 AGREEMENT BY AESP TO INDEMNIFY. Subject to the limitations set forth in SECTION 8.3, AESP agrees to protect, defend, indemnify and hold the Shareholder, his agents, representatives, consultants, and attorneys (the "Shareholder Entities") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitations, related counsel and paralegal fees and expenses) incurred or suffered by any of the Shareholder Entities arising out of or resulting from (1) any breach of a representation or warranty made by AESP in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by AESP in or pursuant to this Agreement, or (iii) any inaccuracy in any certificate delivered by AESP pursuant to this Agreement (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, the Shareholder shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of AESP hereunder been true and correct and had the covenants and agreements of AESP hereunder been performed in full.

      8.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations, and warranties made by the Shareholder and AESP in this Agreement or pursuant hereto shall survive for a period of thirty (30) months after the date hereof. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. No claim for the recovery of Indemnifiable Damages may be asserted by either party against the other party after such representations and warranties shall thus expire, PROVIDED, HOWEVER, that any claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Each of the representations and warranties made by the Company shall expire at the Closing. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

      8.4 THRESHOLD AND MAXIMUM INDEMNIFICATION AMOUNT. Notwithstanding anything to the contrary contained in this Agreement (i) the party indemnifying the other party under this ARTICLE 8 (the "Indemnifying Party") shall not be liable for any amounts for which party entitled to indemnification under ARTICLE 8 (the "Indemnified Party") is otherwise entitled to indemnification until the aggregate amount of the Indemnifiable Damages for which the Indemnifying Party may be liable hereunder exceeds the Threshold Indemnification Amount (as defined below); provided, however, that once the aggregate amount of Indemnifiable Damages exceeds the Threshold Indemnification Amount, the Indemnified Party shall be entitled to indemnity for all such amounts of such claims (including the first $12,500 of the Threshold Indemnification Amount), and (ii) the Indemnifying Party shall not be liable for any amounts for which the Indemnified Party is otherwise entitled to indemnification to the extent the aggregate amount of Indemnifiable Damages for which the Indemnifying Party is otherwise liable on account of Indemnifiable Damages hereunder would exceed an amount equal to the Maximum Indemnification Amount (as defined below). For the purposes hereof "Threshold Indemnification Amount" shall mean $12,500 and "Maximum Indemnification Amount" shall mean $500,000. The parties agree and acknowledge that each of the Threshold Indemnification and the Maximum Indemnification Amounts shall be applied on an aggregate basis and not on a per claims basis.

      8.5 NO BAR; WAIVER. If the amount evidenced by the Note held in escrow hereunder is insufficient to set off any claim for Indemnifiable Damages made hereunder (or has been delivered to the Shareholder prior to the making or resolution of such claim), then AESP may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages. The Shareholder hereby waives any rights to contribution or any similar rights it may have against the Company as a result of their agreement to indemnify the AESP Entities under this ARTICLE VIII or otherwise.

      8.6 SOLE REMEDY. The indemnification provisions of this ARTICLE VIII, secured in part by the Term Note and the Escrow Agreement shall constitute the sole and exclusive remedy of the parties hereto with respect to claims for monetary damages arising out of or related to this Agreement. Except as aforesaid, each of the parties hereto will have and retain all other rights and remedies existing in its favor in equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief to enforce or prevent any violations of any provisions of this Agreement.

                                   ARTICLE IX

                                   DEFINITIONS

      9.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

            "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

            "Code" means the Internal Revenue Code of 1986, as amended, and treasury regulations promulgated thereunder.

            "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

            "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

            "Litigation Costs" shall mean any and all expenses, costs, damages, liabilities, or obligations (including, without limitation, fees and expenses of counsel) incurred in connection with any action, suit, or other legal or administrative proceeding or governmental investigation against the Shareholder and/or the Company arising as a result of events occurring or facts or circumstances arising or existing on or prior to the date hereof (whether or not in the ordinary course of business).

            "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

            "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

            "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

      9.2   OTHER DEFINITIONAL PROVISIONS.

            (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

            (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

            (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

            (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                    ARTICLE X

                               GENERAL PROVISIONS

      10.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

IF TO AESP:                                   WITH A COPY TO:

Advanced Electronic Support Products, Inc.    Akerman, Senterfitt & Eidson, P.A.
1810 N.E. 144th Street                        One S.E. 3rd Avenue
North Miami, Florida 33181                    27th Floor
Attn: Slav Stein                              Miami, Florida 33131
Telecopy:  (305) 652-8489                     Attn: Philip B. Schwartz, Esq.
                                              Telecopy:  (305) 374-5095

IF TO THE COMPANY AND/OR THE SHAREHOLDER TO:  WITH A COPY TO:

Communication Components Co., Inc.            McCausland, Keen & Buckman
Lawrence Industrial Park                      Radnor Court, Suite 160
1005 Sussex Boulevard                         259 Radnor-Chester Road
Broomall, PA  19008                           Radnor, PA  19087-5240
Attn:  Donald Daily, President                Attn:  Ellen Pulver Flatt, Esq.
Telecopy:  ____________________               Telecopy:  610-341-1099


      Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery or certified or registered mail.

      10.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

      10.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses for those expenses incurred prior to October 30, 1998 and the Buyer shall pay all expenses incurred after October 30, 1998, including counsel fees, incurred in connection with this Agreement or transaction contemplated hereby. The Shareholder shall pay all transaction costs incurred by the Company in connection with the transactions contemplated by this Agreement.

      10.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

      10.5 REMEDIES CUMULATIVE. The remedies provided in this Agreement shall be cumulative and shall not preclude AESP or any of its shareholders from asserting any other right, or seeking any other remedies or against the Shareholder.

      10.6 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. The rights and obligations of this Agreement may be assigned by AESP to any successor. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Company or the Shareholder without the prior written consent of AESP.

      10.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

      10.8 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Time shall be of the essence in this Agreement.

      10.9 CONSTRUCTION. The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. The mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty relates solely to the existence of the document or other items itself).

      10.10 GOVERNING LAW; SEVERABILITY. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

      10.11 ATTORNEYS' FEES; JURISDICTION AND VENUE. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Dade County in the State of Florida or in the U.S. District Court for the Southern District of Florida. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be Dade County, Florida. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to delaying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Dade County, Florida, and hereby further irrevocably waive any claim that any such suit, action or proceeding brought in Dade County, Florida has been brought in an inconvenient forum.

      10.12 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.



                         [Signatures On Following Page]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                      AESP:

                               ADVANCED ELECTRONIC SUPPORT PRODUCTS, Inc., a Florida corporation

                               By: /s/ SLAV STEIN
                                  --------------------------------------------
                                  Name: S. Stein
                                       ---------------------------------------
                                  Title: President and CEO
                                        --------------------------------------

                               THE COMPANY:

                               COMMUNICATION COMPONENTS COMPANY INC., a
                               Pennsylvania corporation

                               By: /s/ DONALD Y. DAILY, JR.
                                  --------------------------------------------
                                  Name: Donald Y. Daily, Jr.
                                       ---------------------------------------
                                  Title: President
                                        --------------------------------------

                               SHAREHOLDER:

                               /s/ DONALD Y. DAILY, JR.
                               -----------------------------------------------
                               Donald Y. Daily, Jr., individually

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit     1.3(c)  $125,000 Non-Negotiable Promissory Note

Exhibit     1.3(d)  $175,000 Non-Negotiable Promissory Note

Exhibit     1.3(f)  Escrow Agreement

Exhibit     4.2     Employment Agreement

Schedule    3.1     Jurisdictions

Schedule    3.4     Capitalization

Schedule    3.5     Shareholder

Schedule    3.6     Consents

Schedule    3.7     Stock Ledger

Schedule    3.8     Subsidiaries

Schedule    3.9     Financial Statements

Schedule    3.12    Litigation

Schedule    3.13    Environmental Matters

Schedule    3.14(b) Leased Premises

Schedule    3.15(a) Liens

Schedule    3.15(b) Vehicles

Schedule    3.16(c) Compliance with Law - Immigration

Schedule    3.17    Employees

Schedule    3.18    Employee Benefit Plans

Schedule    3.19    Tax Matters

Schedule    3.20    Insurance Matters

Schedule    3.22    Permits

Schedule    3.23    Affiliated Transactions

Schedule    3.24(a) Intellectual Property

Schedule    3.24(b) Disputes as to Intellectual Property

Schedule    3.25    Designated Contracts

Schedule    3.26    Material Customers

Schedule    3.29    Bank Accounts

Schedule    3.30    Names

Schedule    4.3     Company Employee Salaries

EXHIBIT 1.3(C)  FORM OF $125,000 NON-NEGOTIABLE PROMISSORY NOTE
                (to Stock Purchase Agreement)

EXHIBIT 1.3(D)  FORM OF $175,000 NON-NEGOTIABLE PROMISSORY NOTE
                (to Stock Purchase Agreement)

EXHIBIT 1.3(F)  FORM OF ESCROW AGREEMENT
                (to Stock Purchase Agreement)

EXHIBIT 4.2     FORM OF EMPLOYMENT AGREEMENT
                (to Stock Purchase Agreement)